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                                                                   EXHIBIT 23(b)


                       CONSENT OF COOPERS & LYBRAND L.L.P.



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Health Power, Inc. on Form S-8 (File No. 333-______) of our report dated March 5, 1997, except for Note 13 for which the date is March 20, 1997, on our audits of the consolidated financial statements of Health Power, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, appearing in the Annual Report on Form 10-K of Health Power, Inc. for the year ended December 31, 1996.



/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

Columbus, Ohio
February 9, 1998